Exhibit 99.1

ZVUE Corporation Reports Third Quarter 2008 Results

SAN FRANCISCO, CA—November 13, 2008- ZVUE Corporation (NASDAQ: ZVUE) a web-based entertainment company, today reported its financial results for the third quarter ended September 30, 2008 and provided an update on its business and strategic initiatives.

Revenue for the third quarter of 2008 was $3.1 million compared to $0.6 million in the third quarter of 2007. Net loss for the third quarter of 2008 was $8.8 million, or ($0.25) per basic and fully diluted share, compared to a net loss of $4.2 million, or ($0.24) per basic and fully diluted share, in the third quarter of 2007.

The net loss for the third quarter of 2008 includes total non-cash charges of $6.7 million while the net loss for the third quarter of 2007 includes total non-cash charges of $2.1 million.

The $6.7 million in non-cash charges in 2008 was comprised primarily of $0.5 million stock based charges, $3.8 million in web site amortization costs - including a charge of $1.5 million for impairment of three low volume websites, and $2.4 million of debt discount and related amortizations. Non Cash Charges for the third quarter of 2007 were comprised primarily of website amortization and stock based charges.

For the nine months ended September 30, 2008 revenue was $5.7 million compared to $1.3 million for the first nine months of 2007. Net loss for the nine months of 2008 was $24.4 million, or ($0.88) per basic and fully diluted share, compared to a net loss of $10.2 million, or ($0.62) per basic and fully diluted share.

The net loss for the nine months of 2008 includes total non-cash charges of $17.3 million while the net loss for the nine months of 2007 includes total non-cash charges of $3.0 million. Non-cash charges for the nine months of 2008 included $1.7 million of stock based charges, $8.5 million of web site amortization (including $1.5 million impairment charge) and $7.2 million of debt discount and related amortizations. Non cash charges for the nine months of 2007 were comprised primarily of website amortization and stock based charges.

Ulysses S. Curry Jr., Chairman of the Board and Interim CEO, commented, “During the past quarter of transition we identified and focused on the portion of our business we believe will yield the greatest growth going forward. As a result, we initiated steps to focus our resources on growing our web based business and properties, and will continue to do so for the remainder of the year and into 2009. We have also addressed the immediate issues regarding our NASDAQ compliance by taking the necessary steps to strengthen our board with the addition of key individuals who can appropriately guide us through our transition.” Mr. Curry continued, “We continue to have discussions with our creditors since our Standstill Agreement expired on October 31. The Company is also reviewing strategic opportunities that we believe will improve shareholder value.”

ZVUE management will host a conference call and presentation today, Thursday, November 13, 2008 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its third quarter results and provide a business update. The conference call will be hosted by Ulysses S. Curry Jr., Chairman and Interim CEO. Investors are invited to participate on the live call by dialing 888-241-0558; international callers should dial 647-427-3417. A replay of the call will be available for 24 hours following the call. Domestic callers can dial 800-695-2124 and entering pass code 69458375. International dialers should call 402-220-1754 and use the same pass code.

About ZVUE Corporation

ZVUE Corporation (NASDAQ: ZVUE) is a web-based entertainment company. The Company’s primary web sites are eBaumsWorld.com, Putfile.com, UnOriginal.co.uk, and YourDailyMedia.com that provides a platform to host user-generated video online.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995 Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and the Company’s other reports under the Securities Exchange Act of 1934, as amended. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

ZVUE, eBaum’s World, eBaumsWorld.com, Putfile.com, UnOriginal.co.uk, YourDailyMedia.com, and ZVUE are trademarks of ZVUE Corporation. All other trademarks are property of their respective owners.

Contact:
ZVUE Corporation
Investors:
Howard Gostfrand or David Sasso, 305-918-7000
info@amcapventures.com

ZVUE Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	September 30	December 31,
	2008	2007
	(unaudited)
ASSETS
Cash and cash equivalents	$1,623	$4,766
Restricted cash	-	50
Accounts receivable, net	468	3,928
Deferred income taxes, current	481	483
Inventories, net	-	360
Prepaid expenses and other current assets	89	574
Total current assets	2,661	10,161

Fixed assets	305	466
Restricted cash	-	1,510
Intangible asset, net	14,768	23,243
Goodwill	4,733	3,973
Deferred income taxes, non-current	149	461
Other non-current assets	520	659
Total assets	$23,136	$40,473

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$3,255	$5,515
Short term loan payable to related party	1,327	1,327
Deferred income tax liability, current	481	483
Junior secured convertible debentures, net of debt discount	234	79
Senior secured convertible debenture, net of debt discount	1,241	355
Total current liabilities	6,538	7,759

Long term convertible note	800	800
Junior secured convertible debentures, net of debt discount	331	205
Senior secured convertible debenture, net of debt discount	2,185	923
Deferred income tax liability, non-current	149	461
Total liabilities	10,003	10,148

Shareholders' Equity
Preferred stock	-	-
Common stock	4	2
Additional paid in capital	78,786	71,541
Accumulated deficit	(65,657)	(41,218)
Total shareholders' equity	13,133	30,325

Total liabilities and shareholders' equity	$23,136	$40,473

Zvue Corporation
Condensed Consolidated Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Product sales	$2,010	$510	$2,892	$1,079
Advertising	1,044	106	2,761	246
Total revenue	3,054	616	5,653	1,325

Cost of revenues
Product sales	2,140	831	3,340	1,540
Advertising	231	19	680	19
Total cost of revenues	2,371	850	4,020	1,559

Gross profit (loss)	683	(234)	1,633	(234)

Operating expenses
Sales and marketing	506	789	2,240	2,242
General and administrative (1)	2,050	1,915	6,538	4,843
Amortization and impairment of intangible website costs	3,818	1,024	8,477	2,692
Total operating expenses	6,374	3,728	17,255	9,777

Operating loss	(5,691)	(3,962)	(15,622)	(10,011)

Non-operating income (expense)
Interest income	2	5	52	65
Interest expense (1)	(3,071)	(231)	(8,869)	(273)
Total non-operating income (expense)	(3,069)	(226)	(8,817)	(208)

Net loss	$(8,760)	$(4,188)	$(24,439)	$(10,219)

Net loss per share, basic and diluted	$(0.25)	$(0.24)	$(0.88)	$(0.62)

Weighted average shares used in computing basic and diluted net loss per share	35,016	17,585	27,676	16,482

(1) Includes non-cash share based award expense as follows:
General and administrative (1)	458	885	1,636	1,469
Interest expense	52	181	52	181
Total	510	1,066	1,688	1,650